     As filed with the Securities and Exchange Commission on June 15, 2001

                                                      Registration No. 333-55414
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                           ONYX SOFTWARE CORPORATION
            (Exact name of registrant as specified in its charter)


         Washington                                             91-1629814
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                        3180-139th Avenue SE, Suite 500
                          Bellevue, Washington  98005
         (Address of principal executive offices, including zip code)

                2001 Nonofficer Employee Stock Compensation Plan
Stock Option Agreement, dated January 5, 2001, between the registrant and Kevin
                                    Corcoran
Stock Option Agreement, dated January 5, 2001, between the registrant and Kevin
                                    Corcoran
                            (Full title of the plan)

                                 Brent R. Frei
               Chief Executive Officer and Chairman of the Board
                           Onyx Software Corporation
                       3180 - 139th Avenue SE, Suite 500
                          Bellevue, Washington  98005
                                (425) 451-8060
(Name, address and telephone number, including area code, of agent for service)
                            ______________________

                                   Copy to:

                               Stephen M. Graham
                                 Alan C. Smith
                      Orrick, Herrington & Sutcliffe LLP
                         719 Second Avenue, Suite 900
                          Seattle, Washington  98104
                             ______________________

                               EXPLANATORY NOTE

     On February 12, 2001, a total of 1,855,282 shares of the registrant's common stock to be issued in connection with the registrant's 2001 Nonofficer Employee Stock Compensation Plan and individual Stock Option Agreements were registered on a registration statement on Form S-8 (No. 333-55414). Of those shares registered, 600,000 shares (the "Rechan Shares") were issuable pursuant to a Stock Option Agreement dated January 30, 2001 between the registrant and Leslie J. Rechan, its President and Chief Operating Officer. The registrant has rescinded the Stock Option Agreement and revised the terms of Mr. Rechan's option with a Revised Stock Option Agreement dated April 18, 2001. Under the Revised Stock Option Agreement, Mr. Rechan's option is granted pursuant to the registrant's 1998 Stock Incentive Compensation Plan (the "1998 Plan"), and the issuance of shares upon exercise of the option is registered on the registration statement on Form S-8 (No. 333-72235) relating to the 1998 Plan. The Revised Stock Option Agreement replaces the Stock Option Agreement. Other than the option grant now being part of the 1998 Plan pool, no other changes were made to the terms of Mr. Rechan's options. No shares have been issued, and no future awards will be made under the Stock Option Agreement. Therefore, the Rechan Shares are hereby deregistered. The Registration Statement on Form S-8 (No. 333-55414) shall remain in effect as to the remaining 1,255,282 shares originally registered thereon.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          The registrant's registration statement on Form S-8 (No. 333-55414) is incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellevue, state of Washington, on this 15th day of June, 2001.

                                                   ONYX SOFTWARE CORPORATION


                                                       /s/ Brent R. Frei
                                                   -----------------------------
                                                   By: Brent R. Frei
                                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registrant's registration statement on Form S-8 has been signed by the following persons in the capacities indicated below on this 15th day of June, 2001.

        Signature                                  Title
        ---------                                  -----

     /s/ Brent R. Frei             Chief Executive Officer (Principal Executive
------------------------------     Officer) and Chairman of the Board
     Brent R. Frei

     /s/ Brian C. Henry            Chief Financial Officer (Principal Financial
------------------------------     Officer)
     Brian C. Henry

     /s/ H. Raymond Bingham*       Director
------------------------------
     H. Raymond Bingham

     /s/ Teresa A. Dial            Director
------------------------------
     Teresa A. Dial

     /s/ William B. Elmore*        Director
------------------------------
     William B. Elmore

     /s/ Lee Roberts*              Director
------------------------------
     Lee Roberts

     /s/ Daniel R. Santell*        Director
------------------------------
     Daniel R. Santell

*By: /s/ Brent R. Frei
------------------------------
     Brent R. Frei
     Attorney in Fact